MATERIAL CHANGE REPORT

BC Form 53-901F securities act (British Columbia) MATERIAL CHANGE REPORT UNDER SECTION 85 (1)

FORM 27 SECURITIES ACT (ALBERTA) MATERIAL CHANGE REPORT UNDER SECTION 118(1)

FORM 25 SECURITIES ACT (SASKATCHEWAN) MATERIAL CHANGE REPORT UNDER SECTION 84(1)(B)

FORM 27 SECURITIES ACT (ONTARIO) MATERIAL CHANGE REPORT UNDER SECTION 75(2)

FORM 27 SECURITIES ACT (NOVA SCOTIA) MATERIAL CHANGE REPORT UNDER SECTION 81(2)

(MANITOBA) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

FORM 27 SECURITIES ACT (QUEBEC) MATERIAL CHANGE REPORT UNDER SECTION 73

FORM 26 SECURITIES ACT (NEWFOUNDLAND) MATERIAL CHANGE REPORT UNDER SECTION 76(2)

(NEW BRUNSWICK) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(PRINCE EDWARD ISLAND) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

(YUKON) MATERIAL CHANGE REPORT UNDER NATIONAL POLICY NO. 40

Item 1

Reporting Issuer

Queenstake Resources Ltd.

712C – 12th Street

New Westminster, B.C. V3M 4J6

Item 2

Dates of Material Change

December 20, 2002

Item 3

Press Release

Press release NR02-12 was issued to the Toronto Stock Exchange being the only exchange upon which the shares of the Company are listed and through various approved public media on December 20, 2002.

Item 4

Summary of Material Change

Queenstake Resource Ltd. (QRL-TSX) is proceeding with a non-brokered private placement financing of up to $1,200,000.

Item 5

Full Description of Material Change

Queenstake Resource Ltd. (QRL-TSX) is proceeding with a non-brokered private placement financing of up to $1,200,000.  The private placement, which remains subject to regulatory approval, will consist of up to 5,000,000 units priced at $0.24 each (the “Offering”).   Each unit will consist of one common share and one share purchase warrant (“Warrant”).  Each Warrant will entitle the holder to purchase one common share at an exercise price of $0.30 for a period of one year.

The Company will pay a finders’ fee of 8% cash on the gross proceeds of the Offering and 10% finder’s warrants exercisable for one year at a price of $0.26.

Proceeds of the placement will be used for general corporate purposes.

The securities will not be registered under the United States Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States unless registered under the Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

Item 6

Reliance on Section 85(2) of the Securities Act (British Columbia), or

Reliance on Section 118 (2) of the Securities Act (Alberta), or

Reliance on Section 84(2) of the Securities Act, 1988 (Saskatchewan), or

Reliance on Section 75(3) of the Securities Act (Ontario), or

Reliance on Section 81(3) of the Securities Act (Nova Scotia) or

Reliance on National Policy No. 40 (Manitoba), or

Reliance on Section 74 of the Securities Act (Quebec), or

Reliance on Section 5 of the Regulations to the Securities Act (Newfoundland), or

Reliance on National Policy No. 40 (New Brunswick), or

Reliance on National Policy No. 40 (Prince Edward Island), or

Reliance on National Policy No. 40 (Yukon).

Not applicable

Item 7

Omitted information

Not applicable

Item 8

Senior Officers

The following senior officer of the Issuer is knowledgeable about the material change and may be contacted by the Commission at the following address and telephone number:

Doris Meyer, Chief Financial Officer, Vice President Finance and Corporate Secretary (604) 516-0566

Item 9

Statement of Senior Officer

The foregoing accurately discloses the material change referred to herein.

Dated at the City of New Westminster, in the Province of British Columbia, this 20th day of December 2002.

Queenstake Resources Ltd.

/s/ Doris Meyer

Per:  Doris Meyer

Vice President, Finance and Corporate Secretary